Exhibit 24
                           POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of SEARS, ROEBUCK AND CO., a New York corporation (the "Company"), does hereby constitute and appoint ARTHUR C. MARTINEZ, ALAN J. LACY, MICHAEL D. LEVIN, JAMES A. BLANDA and ALICE M. PETERSON, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do all acts and things said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements or regulations of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Securities Act of common shares of the Company subject to the Company's NON-EMPLOYEE DIRECTOR STOCK PLAN, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as a director or officer, or both, of the Company, as indicated below opposite his or her signature to (i) the registration statement, or any amendment, post-effective amendment or papers supplemental thereto to be filed in respect to said common shares of the Company; and (ii) the prospectus or any amendment, supplement or revision thereof to be filed with said registration statement relating to employees stock plans of the Company; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has subscribed his or her name, this 13th day of March, 1996


     NAME                     TITLE


/s/ Arthur C. Martinez        Director, Chairman of the
Arthur C. Martinez            Board of Directors, President
                              and Chief Executive Officer
                              (Principal Executive Officer)

/s/ Alan J. Lacy              Executive Vice President and Chief
Alan J. Lacy                  Financial Officer (Principal
                              Financial Officer)


/s/ James A. Blanda           Vice President and Controller
James A. Blanda               (Principal Accounting Officer)


/s/ Hall Adams, Jr.           Director
Hall Adams, Jr.

/s/ Warren L. Batts           Director
Warren L. Batts

/s/ James W. Cozad            Director
James W. Cozad

/s/ William E. LaMothe        Director
William E. LaMothe

/s/ Michael A. Miles          Director
Michael A. Miles

/s/ Nancy C. Reynolds         Director
Nancy C. Reynolds

/s/ Clarence B. Rogers, Jr.   Director
Clarence B. Rogers, Jr.

/s/ Donald H. Rumsfeld        Director
Donald H. Rumsfeld

/s/ Dorothy A. Terrell        Director
Dorothy A. Terrell